Exhibit 99.1

CONFIDENTIAL PRESS RELEASE

Contact(s):
Investor Relations	Media	Thoma Bravo
Kirsten Chapman	Dan Berkowitz	Amber Roberts
LHA	Keynote Systems, Inc.	LANE
(415) 433-3777	(650) 403-3305	(212) 302-5964
KEYNLHA@lhai.com	dberkowitz@keynote.com	amber@lanepr.com

Keynote Signs Definitive Agreement to be Acquired by Thoma Bravo

- Stockholders to receive $20.00 per share in cash

- Transaction valued at approximately $395 million

SAN MATEO, CALIF., — June 24, 2013 —Keynote® (Nasdaq: KEYN), the global leader in Internet and mobile cloud testing & monitoring, announced it has entered into a definitive agreement to be acquired by an affiliate of leading private equity investment firm Thoma Bravo, LLC in an all-cash transaction valued at approximately $395 million. Under the terms of the agreement, pending shareholder approval, Keynote stockholders will receive $20.00 in cash for each share of Keynote common stock. This represents an approximately 48% premium over the company’s closing price on June 21, 2013.

“For over a decade, Keynote has been focused on building a company to last and has established best-in-class offerings across all of our businesses: Internet cloud, mobile telecom and mobile enterprise,” said Umang Gupta, Chairman and CEO of Keynote. “We believe becoming a private company will provide additional flexibility and better position us to strategically invest in our nascent mobile enterprise business, further our sales programs and accelerate the next stage of the company’s growth and industry market leadership.”

“Our board of directors is pleased to sign an agreement that provides stockholders with immediate and substantial cash value, as well as an attractive premium to our share price. We look forward to working closely with Thoma Bravo and all parties to complete this transaction,” concluded Gupta.

“Keynote is the established leader in the internet and mobile testing & monitoring market and is currently at the forefront of a very compelling macro environment,” said Orlando Bravo, managing partner at Thoma Bravo.  “The increasing complexity of websites combined with the proliferation of mobile devices is creating new markets for the company’s enterprise business, while the real-time shift to 4G and LTE networks will continue to benefit its mobile telecom business. Thoma Bravo is excited to partner with Keynote to accelerate the growth of the company through our proven buy-and-build strategy.”

The transaction is subject to customary closing conditions, including requisite regulatory approvals and the approval of Keynote stockholders.  The Keynote board of directors unanimously approved the agreement and recommends that Keynote’s stockholders approve the transaction.  The transaction is not subject to a financing condition. Keynote expects the transaction to close before September 30, 2013. At closing, Thoma Bravo will acquire 100% of Keynote’s outstanding shares. Upon closing, Keynote will become a privately-held company. Keynote senior management is expected to continue with the company and its headquarters are expected to remain in San Mateo.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Keynote’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Keynote

Keynote® (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing & monitoring. The company maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Keynote currently collects over 700 million mobile and Web performance measurements daily and in 2012 was recognized by Forbes as “One of the Best 100 Companies in America” with under one billion in revenue. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is the industry’s leading cloud-based software platform for automated QA testing and monitoring of mobile applications and websites on real smartphones and tablets. DeviceAnywhere is used by over 1,000 mobile enterprises and developers to assure the highest quality experience of their connected mobile users.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote’s 4,000 customers represent top Internet and mobile companies and include AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE (1-800-539-6683).

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners. © 2013 Keynote Systems, Inc.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm applies its own industry consolidation investment strategy and process, which seeks to create value by partnering with a company’s management to improve business operations and make strategic acquisitions that will accelerate growth. Thoma Bravo invests across multiple industries, with a particular focus on application and infrastructure software and financial and business services. The firm currently manages a series of private equity funds representing almost $4 billion of equity commitments. In software, Thoma Bravo has invested in 26 companies that have completed 60 add-on acquisitions to produce total annual earnings of approximately $1 billion. For more information, visit www.thomabravo.com.

Information regarding the solicitation of proxies

In connection with the proposed transaction, Keynote will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Keynote in advance of the special meeting. Stockholders of Keynote are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Keynote and the proposed transaction. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed by Keynote with the SEC (when available) at the SEC’s website at www.sec.gov. Keynote and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Keynote stockholders in respect of the proposed transaction. Information about the directors and executive officers of Keynote and their respective interests in Keynote by security holdings or otherwise is set forth in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its proxy statement with respect to its 2013 Annual Meeting of Stockholders, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the merger when it becomes available. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and at the Keynote Investor Relations Web site at www.keynote.com

Cautionary Note Concerning Forward-Looking Statements

This press release, and the documents to which Keynote refers you in this press release, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future events, the expected completion and timing of the Merger and other information relating to the Merger.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss Keynote’s future expectations or state other forward-looking information and may involve known and unknown risks over which Keynote has no control. Those risks include, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect Keynote business and the price of Keynote common stock, (ii) the failure to satisfy of the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by Keynote’s stockholders and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee of $13.8 million to an affiliate of Thoma Bravo or to reimburse such Thoma Bravo affiliate for certain of its costs and expenses up to $2 million, (iv) the effect of the announcement or pendency of the Merger on Keynote’s business relationships, operating results and business generally, (v) the potential adverse effect on the Keynote’s business, properties and operations because of certain covenants Keynote agreed to in the Merger Agreement, (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, (vii) risks related to diverting management’s attention from Keynote’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the Merger and (ix) the amount of the costs, fees, expenses and charges related to the Merger Agreement and Merger.

Forward-looking statements speak only as of the date of this press release or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Keynote does not undertake to update these forward-looking statements to reflect future events or circumstances.